UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 21, 2011

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)            (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  ELECTION OF DIRECTORS.

On December 21, 2011, Select Comfort Corporation announced that it has expanded its board of directors to nine members and appointed Michael J. Harrison to serve on the board, effective immediately.  Mr. Harrison will also serve on the board’s Audit Committee.

There is no arrangement or understanding between Mr. Harrison and any other persons pursuant to which Mr. Harrison was appointed as a director.  Mr. Harrison does not have a direct or indirect material interest in any existing or currently proposed transaction to which Select Comfort Corporation is or may become a party.

In connection with Mr. Harrison’s appointment to the board, he was provided with an initial grant of 631 shares of restricted stock and options to purchase 970 shares of common stock.

A press release, issued by the Company on December 21, 2011, announcing Mr. Harrison’s appointment to the board, is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release dated December 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: December 21, 2011	By:
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.                                Description
99.1	Press Release dated December 21, 2011